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                                                                   EXHIBIT 99.2


PROXY                           ELDORADO BANCORP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ELDORADO BANCORP.


    The undersigned hereby appoints George H. Wells, Donald E. Sodaro and J.B. Crowell, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Eldorado Bancorp which the undersigned is entitled to represent and vote at the Special Meeting of Shareholders of Eldorado Bancorp, to be held at the Sheraton Newport Hotel, located at 4545 MacArthur Boulevard, Newport Beach, California, at 10:00 a.m. on Wednesday, October 11, 1995, and any adjournments or postponements thereof, as follows:


1. Proposal to approve the principal terms of an Agreement and Plan of Merger, dated as of May 22, 1995, by and among Eldorado Bancorp, Eldorado Bank, Mariners Bancorp and Mariners Bank (the "Merger Agreement") and the issuance of shares of Eldorado Bancorp Common Stock pursuant thereto.

             / / FOR             / / AGAINST             / / ABSTAIN

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREBY AND THE ISSUANCE OF SHARES OF ELDORADO BANCORP COMMON STOCK PURSUANT THERETO.

(continued from reverse side)


    Discretionary authority is hereby conferred as to any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus (with all enclosures and attachments) dated September 12, 1995. The undersigned ratifies all that the proxies or any of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.


                                                      DATED               , 1995

                                                      --------------------------

                                                              Signature

                                                      --------------------------
                                                      Signature if held jointly

                                                      Please sign this proxy
                                                      exactly as your name(s)
                                                      appears below. If the
                                                      stock is registered in the
                                                      names of two or more
                                                      persons, each must sign.
                                                      Executors, administrators,
                                                      trustees, guardians,
                                                      attorneys and corporate
                                                      officers should add their
                                                      titles.

IMPORTANT: Please mark, date, sign and return this Proxy in the envelope provided. No postage is required.

          / / I/we plan to attend the Special Meeting of Shareholders.